2424 North Federal Hwy. • Suite 208 • Boca Raton, FL 33431 • p: 561-276-2239 • f: 561-276-2268 • celsius.com Offer Letter Amendment Date: February 1st, 2023 To: Tony Guilfoyle From: John Fieldly, President & CEO, Celsius Holding, Inc. This Amendment dated 2/1/23 is to amend the offer letter signed October 9th, 2020 between Tony Guilfoyle and Celsius Holdings, Inc. where Celsius provided an employment offer for Tony Guilfoyle to join the Celsius team as EVP of Sales North America, effective as of November 4th 2020. This amendment is to add into the original offer that if the employee Tony Guilfoyle is terminated without cause he will be eligible for one-year salary severance. John Fieldly, CEO /s/ John Fieldly 2/1/23 Tony Guilfoyle /s/ Tony Guilfoyle 2/1/23